SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: April 14, 2004
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307
                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                                (845) 454-3703
                       (Registrant's Telephone Number)


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Item 1-Item 4      Not Applicable.

Item 5 : Other Events.   Not Applicable.

Item 6      Not Applicable.

Item 7      Financial Statements and Exhibits.

                      (a),(b)

                      (c) Exhibits
                             (i) Press release dated April 14, 2004.

Item 8.      Not applicable.

Item 9.      Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 14, 2004                   COMMAND SECURITY CORPORATION


                                         By:  /s/ Gordon Robinett
                                              Gordon Robinett
                                              Chief Financial Officer

For Immediate Release     Contact: William C. Vassell     Donald Radcliffe
                                   Chairman & President   Radcliffe & Associate
                                   Tel: (845)454-3703     Tel: (212)605-0201



                    COMMAND SECURITY INDEPENDENT COMMITTEE
                            RESPONSE TO 13D FILING


Lagrangeville, New York ***April 15, 2004 *** Command Security Corporation (OTCBB:CMMD) announced today that its Disclosure Committee recommended to the Company's Independent Committee of the Board of Directors that a statement be issued following the filing on April 12 of a Schedule 13D.

The Chairman of the Independent Committee, Gregory J. Miller, reaffirmed the Committee's commitment to serve the Company as a whole and to address the best interests of all shareholders. Accordingly, he reported that as authorized by the Board of Directors, the Company has engaged in discussions with the 13D reporting person, as well as others, concerning any involvement by the Company in the buy-out of the interests of Reliance Security Group Plc in the Company. As reported in the 13D and earlier Company filings, Reliance owns a large number of shares of common and preferred stock, as well as warrants.

Mr. Miller reported that the Committee's discussions with the 13D reporting person have not yet progressed beyond preliminary discussions, and that the Committee will not be able to begin the formal review process until responses to specific questions have been received. Accordingly, the Committee has no position on the transaction at this time. To the extent that the 13D might be read to imply that the Committee currently supports any specific transaction at this time, there is no basis in fact.

The Independent Committee stated that it plans to remain open to communications with the reporting person and others who seek information or input from the Company with respect to the proposed transaction with Reliance. Once the Committee has adequate responses and information, it will present its recommendations to the Company's full Board of Directors for appropriate action at that level.

Mr. Miller concluded by stating that the members of the Independent Committee, in their capacity as such, and in their capacity as Directors of the Company's Board of Directors, intend to protect the shareholders' interests and to respond to all good faith inquiries and requests.

The Independent Committee consists of Gregory J. Miller, Esq., Peter Nekos, CPA and Carl Painter, MBA. All members concur in this release.

About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Massachusetts, Pennsylvania, Maryland and Oregon.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. For more information concerning the Company, please refer to its website at www.commandsecurity.com and to the Edgar website www.sec.gov/edgar.shtml.


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